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                                   EXHIBIT 21

                     SUBSIDIARIES OF LEGEND PROPERTIES, INC.

Name of Subsidiary                                      State of
                                                      Organization
American Property Investments, Inc.                     Washington
Grand Harbor Associates, Inc.                            Florida
VMIF Charles County Corp.                                Delaware
VMIF Southbridge Corp.                                   Delaware
VMIF Southbridge L.P.                                    Illinois
VMIF Wayside Corp.                                       Illinois